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                                                             Exhibit 23(h)(1)(b)


                                  AMENDMENT TO
                            ADMINISTRATION AGREEMENT


     This Amendment is made as of January 1, 2005, between HIRTLE CALLAGHAN TRUST (the "Trust"), BISYS FUND SERVICES, L.P. ("BISYS LP") and BISYS Fund Services Ohio, Inc. ("BISYS Ohio"). The parties hereby amend the Administration Agreement between the Trust and BISYS LP dated as of January 1, 2003 (the "Agreement"), as set forth below.

     WHEREAS, the parties hereto wish to extend the Agreement, and

     WHEREAS, the parties desire that BISYS OHIO (an affiliate of BISYS LP) replace BISYS LP as administrator, and in that capacity perform the administration services for the Funds that are currently being performed by BISYS LP.

     NOW THEREFORE, in consideration of the foregoing and the mutual premises and covenants herein set forth, the parties agree as follows:

     1. Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement.

     2. Section 5 of the Agreement, entitled "Term", shall be amended by replacing the first paragraph of the Section with the following:

               This Agreement shall continue in effect until December 31, 2005 (the "Initial Term"). In addition, this Agreement may be terminated prior to the end of the Initial Term by mutual agreement of the parties or immediately for "cause", as defined below.

     3. The remaining provisions of Section 5 shall be construed as if set forth at length in this Amendment as applicable to the "Initial Term" as defined in this Amendment.

     4. Each reference to the Omnibus Fee Agreement (in Section 4 or otherwise) in the Agreement shall be construed as referencing the new Omnibus Fee Agreement, dated January 1, 2005, between the Trust and BISYS OHIO.

     5. All of the rights, obligations and liabilities of BISYS LP under the Agreement are assigned to and assumed by BISYS OHIO. The Trust hereby consents to such assignment.

     6. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same


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          instrument.


     7. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


                           THE HIRTLE CALLAGHAN TRUST


                           By: ________________________


                           Title:______________________




                           BISYS FUND SERVICES LP
                             BY:  BISYS FUND SERVICES, INC., ITS GENERAL PARTNER


                           By: ________________________



                           Title:______________________



                           BISYS FUND SERVICES OHIO, INC.


                           By: ________________________


                           Title:______________________


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